AMENDMENT TO CUSTODIAN AGREEMENT

This AMENDMENT, is made and effective as of January 15, 2025, by and among TCW Funds, Inc., a company organized under the laws of the state of Maryland (the “Fund”) and State Street Bank and Trust Company, a Massachusetts trust company (successor by merger to Investors Bank & Trust Company) (“State Street”) to the Custodian Agreement dated June 29, 2007, as amended, modified and supplemented from time to time (the “Custodian Agreement”). Defined terms used herein shall have the same meaning as set forth in the Custodian Agreement.

WHEREAS, the Fund and State Street desire to amend the Custodian Agreement as set forth below.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein set forth, the parties hereto agree as follows:

1)	Amendment of Custodian Agreement.

Appendix A to the Agreement is hereby deleted in its entirety and replaced by the Appendix A attached hereto.

2)	Miscellaneous.

a)	Except as amended hereby, the Custodian Agreement shall remain in full force and effect.

b)

This Amendment may be executed in several counterparts, each of which shall be deemed to be an original, and all such counterparts taken together shall constitute one and the same agreement. Counterparts may be executed in either original or electronically transmitted form (e.g., faxes or emailed portable document format (PDF) form), and the parties hereby adopt as original any signatures received via electronically transmitted form.

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IN WITNESS WHEREOF, each party hereto has caused this Amendment to be executed by its duly authorized officer, as the case may be, as of the date and year first above written.

TCW FUNDS, INC.

By:
Name:	Peter Davidson
Title:	Vice President and Secretary

STATE STREET BANK AND TRUST COMPANY

By:
Name:	Andrea E. Sharp
Title:	Managing Director

APPENDIX A

January 15, 2025

TCW Conservative Allocation Fund

TCW Core Fixed Income Fund

TCW Emerging Markets Income Fund

TCW Emerging Markets Local Currency Income Fund

TCW Global Bond Fund

TCW Global Real Estate Fund

TCW Relative Value Large Cap Fund

TCW Relative Value Mid Cap Fund

TCW Select Equities Fund1

TCW Securitized Bond Fund

TCW White Oak Emerging Markets Equity Fund

[1]	Name changing to TCW Concentrated Large Cap Growth Fund on or about February 28, 2025.